UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    December 15, 2010

AspenBio Pharma, Inc.
(Exact name of registrant as specified in charter)

Colorado	001-33675	84-155338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 794-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

In its Annual Report on Form 10-K/A for the year ended December 31, 2009, as filed by AspenBio Pharma, Inc. (the “Company”) on April 28, 2010, the Company reported on the pendency of civil litigation in California Superior Court in Los Angeles against PepperBall Technologies, Inc. (“PepperBall”) and Gregory Pusey, a Board member and Vice President of the Company (the “PepperBall Litigation”).  The PepperBall Litigation plaintiffs alleged claims for fraud, negligent misrepresentation, and violations of the California Corporations Code against the defendants in connection with the plaintiffs’ purchase of PepperBall stock.  The jury trial in the PepperBall Litigation was successfully concluded on December 15, 2010, resulting in a complete defense verdict rendered in favor of both defendants Gregory Pusey and PepperBall on all causes of action.

Following the conclusion of the PepperBall Litigation, all five plaintiffs executed a settlement agreement with the defendants whereby the plaintiffs, as part of a resolution of certain remaining issues, agreed to waive all appeal rights in the PepperBall Litigation and also agreed to waive any rights to reopen separate federal litigation they had previously filed against certain of PepperBall’s directors and officers in the United States District Court for the District of Colorado, which had been administratively closed; they also agreed to dismiss that Colorado action with prejudice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AspenBio Pharma, Inc. (Registrant)
Date: January 4, 2011	By:	/s/ Jeffrey G. McGonegal
Name: Jeffrey G. McGonegal
Title: Chief Financial Officer